U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

Commission file number: 0-49936

ST. JOSEPH, INC.
(Exact name of Small Business Issuer as specified in its charter)

Colorado	CH 47-0844532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4870 S. Lewis, Suite 250 Tulsa, OK	74105
Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number, including area code: (918) 742-1888

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

St. Joseph, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2007 and pursuant to letter agreements as of the same date, we effected the conversion of three promissory notes and all of our outstanding shares of our Series B Preferred Stock (the “Series B Shares”) into shares of our common stock. In this conversion, 1,143,590 shares of our common stock were issued to four persons at a conversion price of $0.30 per share. Following the conversion, we have 7,406,802 shares of common stock outstanding.

Conversion of Series B Preferred Stock

216,667 shares of Series B Stock held by two holders valued at $260,000 and unpaid dividends of $19,500 on this stock were converted into 931,667 shares of our common stock. The valuation of the Series B Stock was determined pursuant to the rights and preferences of the stock stated in our Articles of Incorporation.

Desert Projects, Inc., one of the Series B Stock holders, received 716,667 shares of our common stock in the conversion which is 9.68% of our outstanding common stock.

The Series B Stock received by the Company in the conversion was cancelled and the Company now has no issued and outstanding shares Series B Stock. As holders of the Series B Stock were entitled to 15% preferred dividends, our management determined it was in the best interests of the Company to effect the conversion of these shares.

Conversion of Promissory Notes

Three promissory notes held by two holders with an aggregate principal balance of $58,576.94 in principal and aggregate unpaid accrued interest of $5,000 were converted into 211,923 shares of our common stock.

The promissory notes included in the conversion include two notes held by our Acting President and one of our directors, Gerald McIlhargey: a note dated December 28, 2006 for $25,000 in principal with accrued unpaid interest of $2,000, and a note dated September 5, 2007 for $27,576.94 in principal and $2,400 in interest. Mr. McIlhargey received 189,923 shares of common stock in conversion of these notes.

Our management determined that the conversion of the promissory notes was in the best interests of the Company to prevent the accrual of further interest on the notes.

Item 3.02 Unregistered Sales of Equity Securities.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

We believe our issuance of common stock to the holders of the Series B Stock and promissory notes was exempt from registration pursuant to Sections 3(a)(9) and 4(2) of the
Securities Act of 1933, as amended. No commissions or other remuneration was paid or given directly or indirectly for soliciting the exchange of the Series B Stock and promissory notes for shares of our common stock. All shares issued in the conversion are restricted securities pursuant to Rule 144.

Item 8.01 Other Events

Subsequent to the filing of this Current Report, we plan to issue a press release announcing the transactions disclosed herein and discussing our acquisition plans. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Letter Agreement for conversion of Series B Stock to common stock on December 31, 2007.

10.2	Form of Letter Agreement for conversion of promissory notes to common stock on December 31, 2007.

99.1	Press Release.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.

January 25, 2008	By:	/S/GERALD MCILHARGEY
Gerald McIlhargey, Acting President and Director